UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.______)
Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement.

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials.

[ ]	Soliciting Material Pursuant to §240.14a-12

TORTOISE ENERGY INFRASTRUCTURE CORPORATION TORTOISE ENERGY CAPITAL CORPORATION TORTOISE NORTH AMERICAN ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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 Outbound recording to select retail stockholders

TYY

Hello, this is Terry Matlack, CEO of Tortoise Energy Capital Corp. (ticker TYY). On May 28th, we will be holding an Annual Stockholder Meeting to vote on some very important items including the merger of TYY into Tortoise Energy Infrastructure Corp (ticker TYG). You should have received proxy material related to the meeting and this proposal. I encourage you to read the proxy statement carefully and vote your shares, if you haven’t done so already. Following this message, you will hear several menu options including an opportunity to cast your vote now. Your vote is very important and your consideration is greatly appreciated. Thank you

TYN

Hello, this is Terry Matlack, CEO of Tortoise North American Energy Corp (ticker TYN). On May 28th, we will be holding an Annual Stockholder Meeting to vote on some very important items including the merger of TYN into Tortoise Energy Infrastructure Corp (ticker TYG). You should have received proxy material related to the meeting and this proposal. I encourage you to read the proxy statement carefully and vote your shares, if you haven’t done so already. Following this message, you will hear several menu options including an opportunity to cast your vote now. Your vote is very important and your consideration is greatly appreciated. Thank you

TYG

Hello, this is Terry Matlack, CEO of Tortoise Energy Infrastructure Corp (ticker TYG). On May 28th, we will be holding an Annual Stockholder Meeting to vote on some very important items including the merger of Tortoise Energy Capital (ticker TYY) and Tortoise North American Energy (ticker TYN) into TYG. You should have received proxy material related to the meeting and this proposal. I encourage you to read the proxy statement carefully and vote your shares, if you haven’t done so already. Following this message, you will hear several menu options including an opportunity to cast your vote now. Your vote is very important and your consideration is greatly appreciated. Thank you